Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

May 4, 2010

YRC Worldwide Reports First Quarter 2010 Results

•	YRC National Reports Year-over-Year Adjusted EBITDA Improvement

•	YRC Regional Reports Third Straight Quarter of Positive Adjusted EBITDA

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today reported its first quarter 2010 results. For the quarter ending March 31, 2010, the company announced a loss per share of $.33 when excluding a previously announced charge of $.20 per share for union employee equity-based awards, and a $.53 loss per share when including that item. By comparison, the company reported a $4.61 loss per share in the first quarter of 2009.

“Despite the headwinds from the note exchange in the latter part of December and the harsh winter weather we experienced during January and February, we are pleased with the sequential operating improvement during the quarter and the traction we achieved in the month of March,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “The Regional companies have a lot of momentum, while YRC has stabilized its customer base and streamlined its sales force, and is poised for growth going forward.”

For the first quarter of 2010, the company reported operating cash flow of $18 million, including the receipt of the previously announced $82 million income tax refund in late February. The company issued $50 million of 6% notes on February 23, 2010, and used the net proceeds from these new notes to redeem its remaining 8.5% notes that were due April 15, 2010. In addition, the company repaid $29 million on its asset-backed securitization (“ABS”) facility primarily from collections of its fourth quarter revenues. At March 31, 2010, the company reported cash and cash equivalents of $130 million, unused revolver reserves of $107 million and unrestricted availability of $4 million under the company’s $950 million revolving credit facility.

“Our operating results improved sequentially throughout the quarter as reflected in our adjusted EBITDA of $(27) million in January, $(21) million in February, and $(5) million in March,” added Sheila Taylor, Executive Vice President and CFO of YRC Worldwide. “We continue to remove additional cost from the business and more effectively manage our working capital, which has allowed us to preserve liquidity under our credit facility.”

Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees and other items as defined in the company’s Credit Agreement. “Adjusted EBITDA” and “loss per share when excluding the charge for union employee equity-based awards” are used for internal management purposes as financial measures that reflect the company’s core operating performance. In addition, adjusted EBITDA is used by management to measure compliance with financial covenants in the company’s Credit Agreement. However, these financial measures should not be construed as a better measurement than operating income or earnings per share, as defined by generally accepted accounting principles. See the reconciliation of GAAP measures to non-GAAP financial measures below.

Key Segment Information

First quarter 2010 compared to the first quarter 2009:

•

YRC National Transportation total shipments per day down 33.6%, total tons per day down 34.6%, with March tons per day down 22.5%, and total revenue per hundredweight, including fuel surcharge, up .4%.

•

YRC Regional Transportation total shipments per day down 12.9%, total tons per day down 9.1%, with March tons per day down 3.2%, and total revenue per hundredweight, including fuel surcharge, down 2.3%.

Additional statistical information is available on the company’s website at yrcw.com under Investors, Earnings Releases & Operating Statistics.

Outlook

During April, YRC National and YRC Regional volumes increased compared to March, as both sequential trends were slightly better than normal seasonal patterns.

“We appreciate the continued confidence our customers have shown by increasing their shipments with us throughout the quarter and into April,” stated Mr. Zollars. “With our current operating momentum, we still believe we will generate positive adjusted EBITDA in the second quarter.”

In addition to the above, we have the following expectations for 2010:

•	Gross capital expenditures in the range of $50 to $75 million

•	Real estate sales in the range of $25 to $50 million

•	Sale and financing leasebacks of approximately $50 million, primarily in the second half of the year

•	Interest expense in the range of $40 to $45 million per quarter, with cash interest of $10 million to $12 million per quarter

•	Effective income tax rate of 2%

•	Outstanding shares of 1.054 billion, prior to any adjustments for a reverse stock split and the issuance of equity

Amendment to Credit Facilities

On May 3, 2010, the company completed amendments to its $950 million revolving credit facility and $400 million ABS facility. Under the revolving credit facility, the company may retain up to $100 million of net proceeds from the issuance of equity prior to December 31, 2010. Previously, the lenders would have received 50% of the net proceeds from an equity issuance. In addition, the company’s financial covenants were reset for the remainder of 2010 to take into account the impact to the company’s customer base from the delayed note exchange at the end of 2009. The adjusted EBITDA covenants are $5 million for second quarter of 2010, $50 million cumulative for second and third quarters of 2010, and $100 million cumulative for second, third and fourth quarters of 2010. In addition, the company is required to maintain minimum available cash (as defined in its credit agreement) of $25 million through the remainder of the year.

“These amendments are another indication of the support our lenders continue to provide as we manage past the seasonally slowest time of year and rebuild our value in the market place,” stated Ms. Taylor. “We are also encouraged with the activity in the equity markets and expect to be opportunistic throughout the year.”

Review of Financial Results

YRC Worldwide Inc. will host a conference call for shareholders and the investment community today, Tuesday, May 4, 2010, beginning at 9:30am ET, 8:30am CT. The conference call will be open to listeners via the YRC Worldwide Internet site yrcw.com. An audio playback will be available after the call also via the YRC Worldwide web site.

Reconciliation of GAAP Measures to Non-GAAP Financial Measures (unaudited)

(in millions)	January 2010	February 2010	March 2010
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(49)	$(42)	$(146)
Depreciation and amortization	17	17	18
Equity based compensation expense	1	1	108
Letter of credit expense	3	3	3
Losses on property disposals, net	—	—	9
Impairment charges	—	—	5
Other, net	1	—	(2)

Adjusted EBITDA	$(27)	$(21)	$(5)

For the Three Months Ended March 31
(in millions)	2010	2009
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(237)	$(379)
Depreciation and amortization	52	66
Equity based compensation expense	110	33
Letter of credit expense	9	5
Losses on property disposals, net	9	2
Impairment charges	5	—
Other, net	(1)	(2)

Adjusted EBITDA	$(53)	$(275)

Adjusted EBITDA by segment:
YRC National Transportation	$(60)	$(239)
YRC Regional Transportation	8	(50)
YRC Logistics	(6)	(1)
YRC Truckload	—	—
Corporate and other	5	15

Adjusted EBITDA	$(53)	$(275)

* * * * *

Forward-Looking Statements:

This news release and statements made on the conference call for shareholder and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “continue,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) our ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about our ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The company’s expectations regarding the timing and degree of market share growth are only its expectations regarding these matters. Actual timing and degree of market share growth could differ based on a number of factors including (among others) the company’s ability to persuade existing customers to increase shipments with the company and to attract new customers, and the factors that affect revenue results (including the risk factors that are from time to time included in the company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2009).

The company’s expectations regarding the impact of, and the service and operational improvements and collateral and cost reductions due to, the integration of Yellow Transportation and Roadway, improved safety performance, right-sizing the network, consolidation of support functions, the company’s credit ratings and the timing of achieving the improvements and cost reductions could differ materially from actual improvements and cost reductions based on a number of factors, including (among others) the factors identified in the prior paragraphs above, the ability to identify and implement cost reductions in the time frame needed to achieve these expectations, the success of the company’s operating plans and programs, the company’s ability to successfully reduce collateral requirements for its insurance programs, which in turn is dependent upon the company’s safety performance, ability to reduce the cost of claims through claims management, the company’s credit ratings and the requirements of state workers’ compensation agencies and insurers for collateral for self insured portions of workers’ compensation programs, the need to spend additional capital to implement cost reduction opportunities, including (without limitation) to terminate, amend or renegotiate prior contractual commitments, the accuracy of the company’s estimates of its spending requirements, changes in the company’s strategic direction, the need to replace any unanticipated losses in capital assets, approval of the affected unionized employees of changes needed to complete the integration under the company’s union agreements, the readiness of employees to utilize new combined processes, the effectiveness of deploying existing technology necessary to facilitate the combination of processes, the ability of the company to receive expected price for its services from the combined network and customer acceptance of those services.

The company’s expectations regarding its ability to raise new capital in the equity markets are only its expectations regarding this matter. Whether the company is able to raise new capital is dependent upon a number of factors including (among others) the trading price and volume of the company’s common stock and the company reaching agreement with interested investors and closing such transactions on negotiated terms and conditions, including (without limitation) any closing conditions that investors may require.

The company’s expectations regarding future asset dispositions and sale and financing leasebacks of real estate are only its expectations regarding these matters. Actual dispositions and sale and financing leasebacks will be determined by the availability of capital and willing buyers and counterparties in the market and the outcome of discussions to enter into and close any such transactions on negotiated terms and conditions, including (without limitation) usual and ordinary closing conditions such as favorable title reports or opinions and favorable environmental assessments of specific properties.

The company’s expectations regarding interest and fees (including any deferred amounts) are only its expectations regarding these matters. Actual interest and fees (including any deferred amounts) could differ based on a number of factors, including (among others) the company’s expected borrowings under the company’s credit agreement and the ABS facility, which is affected by revenue and profitability results and the factors that affect revenue and profitability results (including the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s annual report on Form 10-K for the year ended December 31, 2009), and the company’s ability to continue to defer the payment of interest and fees pursuant to the terms of the company’s credit agreement, ABS facility and pension fund contribution deferral agreement, as applicable.

The company’s expectations regarding its capital expenditures are only its expectations regarding this matter. Actual expenditures could differ materially based on a number of factors, including (among others) the factors identified in the preceding paragraphs.

The company’s expectations regarding liquidity are only its expectations regarding this matter. Actual liquidity levels will depend upon (among other things) the company’s operating results, the timing of its receipts and disbursements, the company’s access to credit facilities or credit markets, the company’s ability to continue to defer interest and fees under the company’s credit agreement and ABS facility and interest and principal under the company’s contribution deferral agreement, the continuation of the existing union wage reductions and temporary cessation of pension contributions, and the factors identified in the preceding paragraphs.

The company’s expectations regarding its effective tax rate are only its expectations regarding this rate. The actual rate could differ materially based on a number of factors, including (among others) variances in pre-tax earnings on both a consolidated and business unit basis, variance in pre-tax earnings by jurisdiction, impacts on our business from the factors described above, variances in estimates on non-deductible expenses, tax authority audit adjustments, change in tax rates and availability of tax credits.

* * * * *

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is one of the largest transportation service providers in the world and the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, YRC Logistics, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America, with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit yrcw.com for more information.

Investor Contact:	Paul Liljegren	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	Paul.Liljegren@yrcw.com		sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands except per share data)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$130,263	$97,788
Accounts receivable, net	517,093	515,807
Prepaid expenses and other	178,322	245,225

Total current assets	825,678	858,820

PROPERTY AND EQUIPMENT:
Cost	3,520,447	3,588,474
Less - accumulated depreciation	1,745,423	1,748,996

Net property and equipment	1,775,024	1,839,478

OTHER ASSETS:
Intangibles, net	153,389	163,544
Other assets	165,115	170,232

Total assets	$2,919,206	$3,032,074

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$214,525	$198,725
Wages, vacations, and employees’ benefits	209,349	216,074
Other current and accrued liabilities	567,417	397,902
Current maturities of long-term debt	211,603	197,127

Total current liabilities	1,202,894	1,009,828

OTHER LIABILITIES:
Long-term debt, less current portion	948,864	935,782
Deferred income taxes, net	145,751	146,576
Pension and post retirement	353,398	351,861
Claims and other liabilities	373,243	420,837

SHAREHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $1 par value per share	—	4,346
Common stock, $0.01 par value per share	10,566	991
Capital surplus	1,571,413	1,576,349
Accumulated deficit	(1,451,418)	(1,177,280)
Accumulated other comprehensive loss	(142,768)	(144,479)
Treasury stock, at cost (3,079 shares)	(92,737)	(92,737)

Total shareholders’ equity (deficit)	(104,944)	167,190

Total liabilities and shareholders’ equity (deficit)	$2,919,206	$3,032,074

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands except per share data)

(Unaudited)

	2010	2009

OPERATING REVENUE	$1,063,235	$1,502,795

OPERATING EXPENSES:
Salaries, wages, and employees’ benefits	670,826	1,133,974
Equity based compensation expense	109,871	33,025
Operating expenses and supplies	253,349	367,292
Purchased transportation	132,456	175,184
Depreciation and amortization	52,261	66,269
Other operating expenses	67,013	104,705
Losses on property disposals, net	8,998	1,593
Impairment charges	5,281	—

Total operating expenses	1,300,055	1,882,042

OPERATING INCOME (LOSS)	(236,820)	(379,247)

NONOPERATING (INCOME) EXPENSES:
Interest expense	41,074	32,219
Other	2,178	3,701

Nonoperating expenses, net	43,252	35,920

INCOME (LOSS) BEFORE INCOME TAXES	(280,072)	(415,167)
INCOME TAX PROVISION (BENEFIT)	(5,934)	(141,385)

NET INCOME (LOSS)	$(274,138)	$(273,782)

AVERAGE SHARES OUTSTANDING-BASIC	521,216	59,373

AVERAGE SHARES OUTSTANDING-DILUTED	521,216	59,373

BASIC EARNINGS (LOSS) PER SHARE	$(0.53)	$(4.61)

DILUTED EARNINGS (LOSS) PER SHARE	$(0.53)	$(4.61)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands)

(Unaudited)

	2010	2009
OPERATING ACTIVITIES:
Net income (loss)	$(274,138)	$(273,782)
Noncash items included in net income (loss):
Depreciation and amortization	52,261	66,269
Equity based compensation expense	109,871	33,025
Impairment charges	5,281	—
Pension settlement charge	—	5,003
Losses on property disposals, net	8,998	1,593
Deferred income tax benefit, net	(5,841)	(141,741)
Amortization of deferred debt costs	10,516	4,488
Other noncash items	1,964	2,836
Changes in assets and liabilities, net:
Accounts receivable	(1,317)	118,740
Accounts payable	15,811	(49,863)
Other operating assets	71,213	52,307
Other operating liabilities	23,671	87,119

Net cash provided by (used in) operating activities	18,290	(94,006)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(3,731)	(15,424)
Proceeds from disposal of property and equipment	7,637	18,707
Restricted cash	—	(17,617)
Other	—	(198)

Net cash provided by (used in) investing activities	3,906	(14,532)

FINANCING ACTIVITIES:
ABS borrowings (payments), net	(28,618)	41,211
Issuance of long-term debt	119,748	157,617
Repayment of long-term debt	(59,363)	(129,149)
Debt issuance costs	(7,030)	(37,971)
Equity issuance costs	(14,458)	—

Net cash provided by financing activities	10,279	31,708

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	32,475	(76,830)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	97,788	325,349

CASH AND CASH EQUIVALENTS, END OF PERIOD	$130,263	$248,519

SUPPLEMENTAL CASH FLOW INFORMATION
Income tax refund, net	$81,272	$37,266
Pension contribution deferral transfer to debt	$3,488	$—

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in thousands)

(Unaudited)

	2010	2009	%
Operating revenue:
YRC National Transportation	$663,063	$1,022,610	(35.2)
YRC Regional Transportation	309,154	355,168	(13.0)
YRC Logistics	76,092	112,120	(32.1)
YRC Truckload	26,885	25,976	3.5
Eliminations	(11,959)	(13,079)

Consolidated	1,063,235	1,502,795	(29.2)

Operating income (loss):
YRC National Transportation	(185,060)	(299,771)
YRC Regional Transportation	(39,631)	(74,125)
YRC Logistics	(7,448)	(3,444)
YRC Truckload	(3,061)	(2,246)
Corporate and other	(1,620)	339

Consolidated	$(236,820)	$(379,247)

Operating ratio:
YRC National Transportation	127.9%	129.3%
YRC Regional Transportation	112.8%	120.9%
YRC Logistics	109.8%	103.1%
YRC Truckload	111.4%	108.6%
Consolidated	122.3%	125.2%

(Gains) losses on property disposals, net:
YRC National Transportation	$4,949	$1,312
YRC Regional Transportation	3,669	211
YRC Logistics	200	(6)
YRC Truckload	42	76
Corporate and other	138	—

Consolidated	$8,998	$1,593

SUPPLEMENTAL INFORMATION
	March 31, 2010	December 31, 2009
Current debt:
Asset backed securitization borrowings	$117,667	$146,285
Lease financing obligations	2,265	2,671
Pension contribution deferral obligation	70,000	20,500
Contingent convertible senior notes	21,671	21,671
Industrial development bonds	—	6,000

Total current debt	211,603	197,127

Long-term debt, less current portion:
Lease financing obligations	317,353	316,221
Pension contribution deferral obligation	84,895	132,541
USF senior notes	—	45,289
Term loan	112,507	112,612
Revolving credit facility	387,650	329,119
6% convertible senior notes	46,459	—

Total long-term debt, less current portion	948,864	935,782

Total debt	$1,160,467	$1,132,909

Letters of credit
Credit facility	451,494	461,032
Asset backed securitization	72,180	77,180

Total letters of credit	$523,674	$538,212

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands)

(Unaudited)

	January 2010	February 2010	March 2010
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(48,839)	$(41,878)	$(146,103)
Depreciation and amortization	17,271	16,987	18,003
Equity based compensation expense	627	597	108,647
Letter of credit expense	2,850	2,714	2,790
Losses on property disposals, net	35	(249)	9,212
Impairment charges	—	—	5,281
Other, net	484	901	(2,499)

Adjusted EBITDA	$(27,572)	$(20,928)	$(4,669)

For the Three Months Ended March 31
	2010	2009
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(236,820)	$(379,247)
Depreciation and amortization	52,261	66,269
Equity based compensation expense	109,871	33,025
Letter of credit expense	8,354	5,473
Losses on property disposals, net	8,998	1,593
Impairment charges	5,281	—
Other, net	(1,114)	(1,888)

Adjusted EBITDA	$(53,169)	$(274,775)

Adjusted EBITDA by segment:
YRC National Transportation	$(60,313)	$(238,506)
YRC Regional Transportation	8,356	(49,908)
YRC Logistics	(5,943)	(854)
YRC Truckload	(211)	205
Corporate and other	4,942	14,288

Adjusted EBITDA	$(53,169)	$(274,775)

We present Adjusted EBITDA as a supplemental measure to compare our performance across reporting periods on a consistent basis by excluding certain items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA to evaluate the effectiveness of our business strategies and to measure our compliance with certain covenants in our credit agreement and ABS facility.

Adjusted EBITDA has the following limitations:

1. Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

2. Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

3. Equity based compensation is an element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; and

4. Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA as a secondary measure.